UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2012

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 602-1675

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Enertopia Corp. (“the Company”, “we”, “us”) holds 499,893 units in the capital of Lexaria Corp., a Nevada corporation. Each unit consists of one common share and one share purchase warrant. Each share purchase warrant is exercisable into one common share until May 31, 2012 at a price of US$0.20 per common share.

On January 6, 2012, the entered into a share purchase agreement (the “Agreement”) with Robert Riley. The Company has agreed sell to Robert Riley, and Robert Riley has agreed to purchase from the Company, 250,000 units of Lexaria Corp. at a purchase price of US$0.15 per unit, for a total of US$37,500.

In addition, pursuant to the terms of the Agreement, Robert Riley will have an option, at his sole discretion, to pay US$0.15 per unit or approximately US$62,473.25 on or before March 2, 2012, to purchase the remaining 249,893 units of Lexaria Corp.

Item 9.01	Financial Statements and Exhibits

10.1	Share Purchase and Exchange Agreement dated January 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTOPIA CORP.

/s/ Robert McAllister
Robert McAllister
President and Director

January 6, 2012